Exhibit 5.2

Simpson Thacher & Bartlett llp
av. pres. juscelino kubitschek, 1455 12° andar, conj. 121 são paulo, sp, brasil 04543-011 telephone: +55-11-3546-1000

June 17, 2024

Zenvia Inc.
PO Box 309, Ugland House
Grand Cayman KY1-1104
Cayman Islands

Ladies and Gentlemen:

We have acted as U.S. counsel to Zenvia Inc., an exempted company with limited liability organized under the law of the Cayman Islands (the “Company”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, relating to (i) Class A common shares of the Company par value U.S.$0.00005 per share (the “Common Stock”); (ii) senior debt securities (the “Debt Securities”); (iii) warrants to purchase Common Stock or Debt Securities (the “Warrants”); (iv) rights to purchase Common Stock, Debt Securities or Warrants (the “Rights”); and (v) units consisting of one or more of the foregoing Securities (as defined below) in any combination (the “Units”). The Common Stock, the Debt Securities, the Warrants, the Rights and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time, as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed U.S.$100,000,000.

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Zenvia Inc.	-2-	June 17, 2024

The Debt Securities will be issued under an Indenture (the “Indenture”) among the Company and a trustee to be named therein.

The Warrants will be issued pursuant to one or more Warrant Agreements (each, a “Warrant Agreement”) between the Company and a warrant agent as shall be named therein.

The Rights will be issued pursuant to one or more rights agreements (each, a “Rights Agreement”) between the Company and one or more agents as shall be named therein.

The Units will be issued pursuant to one or more Unit Agreements (each, a “Unit Agreement”) between the Company and a unit agent as shall be named therein (a “Unit Agent”).

The Indenture, the Warrant Agreements, the Rights Agreements and the Unit Agreements, each of which will be governed under the law of the State of New York, are hereinafter referred to collectively as the “Securities Agreements.”

We have examined the Registration Statement and the form of the Indenture (including the form of Debt Securities set forth therein), which is an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that, at the time of execution, authentication, countersignature, issuance and delivery of any of the Securities, the applicable Securities Agreement will be the valid and legally binding obligation of each party thereto other than the Company.

Zenvia Inc.	-3-	June 17, 2024

In rendering the opinions set forth below, we have assumed further that, at the time of execution, authentication, issuance and delivery, as applicable, of each of the applicable Securities Agreements and Securities, (1) the Company will be validly existing and in good standing under the law of the Cayman Islands and such Securities Agreement will have been duly authorized, executed and delivered by the Company in accordance with its organizational documents and the law of the Cayman Islands, (2) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities will not constitute a breach or violation of its organizational documents or violate the law of the Cayman Islands or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York, assuming there shall not have been any change in such law affecting the validity or enforceability of such Securities Agreement and such Securities) and (3) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities (a) will not constitute a breach or default under any agreement or instrument which is binding upon the Company and (b) will comply with all applicable regulatory requirements.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.               With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company (the “Board”) to authorize and approve the issuance and terms of any Debt Securities and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement and the Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2.               With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and terms of any Warrants and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement and the applicable definitive Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3.               With respect to the Rights, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and terms of any Rights and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the Common Stock to be issued with respect to such Rights will be validly issued, fully paid and nonassessable, (c) any Debt Securities or Warrants to be issued with respect to any Rights will constitute valid and legally binding obligations of the Company, and (d) the due execution, countersignature, issuance and delivery of such Rights, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement and the applicable definitive Rights Agreement, such Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.               With respect to the Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and delivery to the Unit Agent of the Securities that are the components of any Units, the issuance and terms of such Units and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the Common Stock that are components of such Units and/or issuable under any Warrants that are components of such Units are or will be, as applicable, validly issued, fully paid and nonassessable, (c) any Debt Securities or Warrants that are components of such Units are valid and legally binding obligations of the Company and (d) the due execution, authentication, issuance and delivery, as applicable, of such Units and the Securities that are the components of such Units, in each case upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement and the applicable definitive Securities Agreements, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Zenvia Inc.	-4-	June 17, 2024

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights. In addition, we express no opinion as to the validity, legally binding effect or enforceability of (A) the waiver of rights and defenses contained in Sections 6.14 and 10.17 of the Indenture, (B) Section 10.12 of the Indenture relating to the severability of provisions of the Indenture, or (C) Section 10.16 of the Indenture setting forth currency indemnity provisions of the Indenture.

In connection with the provisions of the Indenture whereby the parties submit to the jurisdiction of the U.S. federal courts of the United States of America or the courts of the State of New York, in each case located in the City and County of New York, we note the limitations of 28 U.S.C. Sections 1331 and 1332 on subject matter jurisdiction of the U.S. federal courts. In connection with the provisions of the Indenture that relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under N.Y.C.P.L.R. Section 510 a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. Section 1404(a) a United States District Court has discretion to transfer an action from one U.S. federal court to another.

We do not express any opinion herein concerning any law other than the law of the State of New York. We understand that you will be relying with respect to all matters of Cayman Islands law on the opinion of Maples and Calder (Cayman) LLP, Cayman Islands counsel to the Company, dated the date hereof.

Zenvia Inc.	-5-	June 17, 2024

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP